UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2025

M-tron Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41391	46-0457994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MPTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to amend the Current Report on Form 8-K filed by M-tron Industries, Inc., a Delaware Corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on April 25, 2025 (the “Original Form 8-K”). This Amendment corrects the disclosure in Item 1.01 of the Original Form 8-K to conform with the terms of that certain Warrant Agreement, dated April 25, 2025, by and among the Company, Computershare Inc., and Computershare Trust Company, N.A. (the “Warrant Agreement”), stating that, when exercisable, five (5) Warrants will entitle the holder thereof to purchase one (1) share of the Company's common stock at an exercise price of $47.50 per share. The foregoing does not purport to be a complete description of the Warrant Agreement and is qualified in its entirety by reference to a copy of the Warrant Agreement filed herewith as Exhibit 4.1.

Except as described herein, this Amendment does not amend, modify, or update any other information contained in the Original Form 8-K. Accordingly, this Amendment should be read in conjunction with the Original Form 8-K and the Company's other filings with the SEC.

Item 9.01.	Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

4.1	Warrant Agreement (including Form of Warrant), dated April 25, 2025, by and among M-tron Industries, Inc., Computershare Inc., and Computershare Trust Company, N.A. (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the SEC on April 25, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M-TRON INDUSTRIES, INC.
(Registrant)

Date: April 25, 2025	By:	/s/ Cameron Pforr
		Name:	Cameron Pforr
		Title:	Interim Chief Executive Officer and Chief Financial Officer